UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       May 23, 2005 (May 19, 2005)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 9, 2005, the Registrant announced that Peter A. Lankau, the then current president and chief operating officer of Endo, had been appointed president and chief executive officer by its Board of Directors, effective May 20, 2005, the day following the Annual Meeting of Endo Stockholders. Carol A. Ammon, Endo’s current chief executive officer, will continue to serve Endo as Chairman of the Board of Directors. In addition, Endo’s Board of Directors had appointed Mr. Lankau to the Endo Board of Directors, effective on March 9, 2005. This appointment expanded the number of directors to 11. The foregoing information and a copy of the press release was filed in a Current Report on Form 8-K that was filed on March 11, 2005.

On May 19, 2005, the Registrant and Endo Pharmaceuticals Inc., a wholly owned subsidiary of the Registrant, amended its employment agreement with Peter A. Lankau and terminated its employment agreement with Carol A. Ammon. The amendment to Mr. Lankau’s employment agreement changed his title to president and chief executive officer, increased his salary to $500,000 and increased his annual target incentive compensation to 50% of his salary (or such lesser (including zero) or greater (not to exceed two hundred) percent of his salary as is approved by the Board of Directors for a particular fiscal year).

The amendment to Mr. Lankau’s employment agreement and the letter terminating Ms. Ammon’s employment agreement are both effective as of May 20, 2005. Copies of these letter agreements are filed herewith as Exhibits 10.27.2 and 10.36.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.27.2	Letter Agreement, dated as of May 19, 2005, by and between the Registrant and Carol A. Ammon

10.36.2	Letter Agreement, dated as of May 19, 2005, by and between the Registrant and Peter A. Lankau

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC. (Registrant)

By:	/s/ CAROLINE B. MANOGUE

Name: Caroline B. Manogue Title: Executive Vice President, Chief Legal Officer & Secretary

Dated: May 23, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.27.2	Letter Agreement, dated as of May 19, 2005, by and between the Registrant and Carol A. Ammon

10.36.2	Letter Agreement, dated as of May 19, 2005, by and between the Registrant and Peter A. Lankau